SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement   [  ] Confidential, for Use of the
                                           Commission Only
   [X] Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             Giddings & Lewis, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

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        4)  Date Filed:

                               GIDDINGS & LEWIS/R/

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 1995

   To the Shareholders of
     Giddings & Lewis, Inc.:

             NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Giddings & Lewis, Inc. will be held on Wednesday, April 26, 1995, at 11:00 A.M., local time, at the Ramada Hotel, 1 North Main Street, Fond du Lac, Wisconsin 54935, for the following purposes:

             1. To elect two directors to hold office until the 1998 annual meeting of shareholders and until their successors are duly elected and qualified.

             2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The close of business on March 10, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

             A proxy for the meeting and a proxy statement are enclosed herewith.

                                 By Order of the Board of Directors
                                 GIDDINGS & LEWIS, INC.


                                 Richard C. Kleinfeldt
                                 Secretary

   Fond du Lac, Wisconsin
   March 21, 1995

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                               GIDDINGS & LEWIS/R/


                                 142 Doty Street
                          Fond du Lac, Wisconsin 54935

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 1995


             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Giddings & Lewis, Inc. (the "Company") beginning on or about March 21, 1995 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Wednesday, April 26, 1995, at 11:00 A.M., local time, at the Ramada Hotel, 1 North Main Street, Fond du Lac, Wisconsin 54935, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's common stock, $.10 par value per share (the "Common Stock"), at the close of business on March 10, 1995 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 34,400,721 shares of Common Stock, each of which is entitled to one vote per share.



                              ELECTION OF DIRECTORS

             The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 1998 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

             The following sets forth certain information, as of March 1, 1995, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting


                            Terms expiring April 1998

   [Photo of Mr. Becker]

        John A. Becker, 53, has served as President and Chief Operating Officer of Firstar Corporation (a bank holding company) since February 1991 and as President thereof since January 1990. Mr. Becker had been Chairman and Chief Executive Officer of Firstar Bank Milwaukee, N.A. (a subsidiary of Firstar Corporation) from September 1989 to February 1991. Mr. Becker is a director of Firstar Corporation and Firstar Trust Company.

        Director since:  1989

   [Photo of Mr. Guffey]

        John W. Guffey, Jr., 57, has served as Chairman and Chief Executive Officer since February 1995, and as President since May 1991, of Coltec Industries Inc. (a manufacturer serving the aerospace, automotive and general industrial markets). From 1987 until May 1991, Mr. Guffey was Group President of the Garlock Mechanical Packing Division of Coltec Industries Inc. Mr. Guffey is a director of Coltec Industries Inc. and Gleason Corporation.

        Mr. Guffey is a new nominee for election to the Board.



   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.


                         Directors Continuing in Office

                            Terms expiring April 1996

   [Photo of Mr. Baciocco]

        Albert J. Baciocco, Jr., 64, is President of The Baciocco Group, Inc. (a technical and management consulting practice) having so served since April 1987. A 1953 graduate of the U.S. Naval Academy, he retired from the Navy as a Vice Admiral in 1987 after thirty-four years of distinguished service principally in submarines and directing the Navy's research and development enterprise. Admiral Baciocco is a director of Honeywell, Inc., Vectra Technologies, Inc. and Golder Federal Services, Inc.

        Director since: 1992

   [Photo of Dr. Davis]

        Ruth M. Davis, 66, has served as President and Chief Executive Officer of The Pymatuning Group, Inc. (a technology management services firm) since 1981 and as Chairperson of The Aerospace Corporation (a nonprofit entity engaged in government-sponsored research and development) since December 1992. Dr. Davis is a trustee of Consolidated Edison Company of New York and is a director of Air Products and Chemicals, Inc., Ceridian Corporation, Premark International, Inc., SofTech, Inc., Sprint Corporation, and Varian Associates, Inc.

        Director since: 1993

   [Photo of Mr. Garmer]

        Benjamin F. Garmer, III, 53, has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, since 1974 and has been an attorney with such firm since 1967. Foley & Lardner has acted as outside counsel for the Company since its initial public offering in 1989.

        Director since:  1990

   [Photo of Mr. Kleinfeldt]

        Richard C. Kleinfeldt, 53, has served as Vice President-Finance of the Company since May 1989 and as Secretary since July 1989. Mr. Kleinfeldt has been employed by the Company since 1964.

        Director since:  1989


                            Terms expiring April 1997

   [Photo of Mr. Coppola]

        Joseph R. Coppola, 64, has served as Chairman of the Board and Chief Executive Officer of the Company since July 1993. Prior thereto, Mr. Coppola was Senior Vice President of Manufacturing Services for Cooper Industries, Inc. (a manufacturer of electrical equipment, tools and hardware, automotive products and petroleum and industrial equipment). Mr. Coppola is a Director of Belden Inc. and Coltec Industries Inc.

        Director since:  1989

   [Photo of Mr. Folley]

        Clyde H. Folley, 67, served as Vice Chairman and as Chief Financial Officer of Ingersoll-Rand Company (a manufacturer of compressors, automated tools and construction, mining and industrial process equipment) from 1986 until his retirement in August 1992.

        Director since:  1990

   [Photo of Mr. Stuart]

        Ben R. Stuart, 60, has served as President and Chief Executive Officer of Dresser-Rand Company (a manufacturer of centrifugal, axial and reciprocating compressors, gas and steam turbines and electric motors) since March 1992. Since 1988, Mr. Stuart has also served as Senior Vice President-Operations of Dresser Industries, Inc. (a manufacturer of drilling, mining and energy processing equipment). Mr. Stuart is a director of CRSS, Inc.

        Director since:  1990

                               BOARD OF DIRECTORS

   General

             The Board has standing Audit, Compensation, and Executive/Nominating Committees. The Audit Committee recommends to the Board the appointment of independent auditors, approves the scope of the annual audit activities of the auditors, approves the audit fee payable to the auditors, reviews the adequacy of internal audit procedures and reviews audit results. Dr. Davis, Mr. Folley (Chairman), Peter P. Donis and James R. Underkofler are members of the Audit Committee. Messrs. Donis and Underkofler will retire as directors of the Company effective at the time of the Annual Meeting. The Audit Committee held five meetings in 1994. The Compensation Committee (i) reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in any incentive bonus plans, fringe benefits, non-cash perquisites and other forms of compensation, and (ii) administers the Company's 1989 Restricted Stock Plan (the "1989 Restricted Stock Plan"), 1989 Stock Option Plan (the "1989 Stock Option Plan"), 1993 Stock and Incentive Plan (the "1993 Plan"), and Independent Director Stock Based Incentive Plan (the "Independent Director Plan"). Messrs. Baciocco, Becker, Garmer and Stuart (Chairman) are members of the Compensation Committee. The Compensation Committee held four meetings in 1994. The Executive/Nominating Committee may exercise all of the powers of the Board when the Board is not in session, except as otherwise provided by law or the Company's By-laws.
   The Executive/Nominating Committee also recommends persons to be nominated by the Board for election as directors of the Company and recommends persons to fill vacancies on the Board. Messrs. Baciocco, Becker, Coppola (Chairman) and Folley are members of the Executive/Nominating Committee. The Executive/Nominating Committee did not meet in 1994. The Executive/ Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

             The Board held six meetings in 1994. Each director (other than Dr. Davis) attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the year.

   Director Compensation

             Retainer and Fees. Directors who are officers or employees of the Company receive no compensation for service as members of the Board. Directors who are not officers or employees of the Company or any affiliate of the Company ("non-employee directors") are paid an annual retainer fee of $17,000, plus a fee of $1,000 for each Board meeting attended and a fee of $1,000 ($1,200 for the committee chairman) for each committee meeting attended. Payment of director fees may be deferred, in whole or in part, at the option of a non-employee director, under the Company's Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). The Deferred Compensation Plan provides that any fees deferred thereunder shall be credited at the end of each quarter to (i) a share account, which allows for the purchase of share units that represent shares of Common Stock, (ii) a cash account, which pays interest at a rate based on the ninety-day Treasury bill rate over the past twelve months, or (iii) a combination of both. The amount deferred under the Deferred Compensation Plan will be paid, at the non-employee director's option, in a lump sum, or over a ten-year period commencing, on the first business day of the calendar year following the year during which the non-employee director ceases to be a director of the Company.

             Stock Based Plans. The Company maintains the Independent Director Plan for its non-employee directors. Under the Independent Director Plan, on each date on which a non-employee director is elected or re-elected (whichever the case may be)(the "Election Date") to serve on the Board, such non-employee director will automatically receive options to purchase 1,000 shares of Common Stock. Options granted under the Independent Director Plan are not exercisable until such non-employee director's term as a director (which began as of the Election Date for which such options were granted) has expired; provided, however, that if a non-employee director's status as a director terminates due to such non-employee director's death, disability or retirement after reaching age 65, the options will become immediately exercisable in full. The purchase price at which shares of Common Stock may be purchased under the Independent Director Plan will be equal to the closing price of a share of Common Stock on the Election Date (or if such day is a day for which no closing price is set forth, the next preceding day for which a closing price is so set forth). Stock options granted under the Independent Director Plan will terminate on the earlier of ten years following a non-employee director's Election Date; six months after the non-employee director ceases to be a director of the Company by reason of death, disability or retirement; or the time at which the non-employee director ceases to be a director of the Company for any reason other than by reason of death, disability or retirement. All stock options granted under the Independent Director Plan are non-qualified stock options for purposes of the Internal Revenue Code. The aggregate number of shares of Common Stock eligible for issuance to non-employee directors upon the exercise of stock options under the Independent Director Plan is 50,000. On April 27, 1994, each of Messrs. Folley and Stuart were granted options to purchase 1,000 shares of Common Stock at a per share exercise price of $24.00. The options will become exercisable upon the expiration of the current terms of each of said non-employee directors. Except for Mr. Stuart who exercised a previously granted option for 1,000 shares of Common Stock and realized a gain of $10,063 upon exercise, no other options granted to the non-employee directors under the Independent Director Plan were exercised in 1994.

             The non-employee directors of the Company are also eligible to receive automatic grants of shares of restricted Common Stock under the 1993 Plan. Under the terms of the 1993 Plan, each non-employee director of the Company will automatically be granted, on the date of the Company's annual meeting of shareholders in each year during the existence of the 1993 Plan, such number of shares of restricted stock (rounded to the next highest whole number) equal to 50% of such director's annual retainer fee for serving as a director of the Company divided by the closing price of the Common Stock on the day preceding the date of grant (or if such day is a day for which no closing price is set forth, the next preceding date for which a closing price is set forth). The annual retainer fee used in making the foregoing determination is the annual retainer fee in effect on the date of grant, exclusive of committee, attendance or other fees to which the non-employee director may otherwise be entitled. Shares of restricted stock granted to a non-employee director will not be eligible to be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter such restrictions will lapse. However, in the event the non-employee director has not served as a director of the Company for at least three calendar years at the time his or her service as a director ends, the shares of restricted stock held by such non-employee director will be forfeited to the Company. The non-employee directors are entitled to exercise full voting rights and receive any dividends or other distributions paid with respect to their shares of restricted stock. On April 27, 1994, 355 shares of restricted stock were awarded under the 1993 Plan to each of Dr. Davis and Messrs. Baciocco, Becker, Donis, Folley, Garmer, Stuart and Underkofler.


                             PRINCIPAL SHAREHOLDERS

   Management

             The following table sets forth information, as of March 1, 1995, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. No individual director, nominee or executive officer of the Company owns 1% or more of the outstanding shares of Common Stock. The directors, nominees and executive officers of the Company as a group own approximately 1.7% of the outstanding shares of Common Stock.

                                          Amount and Nature
                                            of Beneficial
             Name of Beneficial Owner       Ownership(1)(2)

             Albert J. Baciocco, Jr. .       2,116(3)
             John A. Becker  . . . . .       3,912
             Joseph R. Coppola . . . .     138,357
             Ruth M. Davis . . . . . .         712
             Peter P. Donis (4)  . . .       4,355
             Clyde H. Folley . . . . .       5,355(5)
             Benjamin F. Garmer, III .       2,712
             John W. Guffey, Jr. . . .       3,000
             Richard C. Kleinfeldt . .      79,043
             Ben R. Stuart . . . . . .       1,712
             James R. Underkofler (6)        4,355
             James B. Simon  . . . . .      68,509
             Heinz G. Anders . . . . .      24,000
             Stephen M. Peterson . . .      43,494
             All directors, nominees
               and executive officers
               as a group (20 persons)     580,053

    (1) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 1995: Mr. Baciocco, 1,000 shares; Mr. Becker 2,000 shares; Mr. Coppola, 63,500 shares; Mr. Donis, 1,000 shares; Mr. Folley, 1,000 shares; Mr. Garmer, 1,000 shares; Mr. Kleinfeldt, 30,143 shares; Mr. Simon, 29,309 shares; Mr. Anders, 6,000 shares; Mr. Peterson, 19,579 shares; and all directors, nominees and executive officers as a group, 233,274 shares.

    (2) Includes the following restricted shares of Common Stock granted under either the 1989 Restricted Stock Plan or the 1993 Plan over which the holders have sole voting but no investment power:
         Mr. Baciocco, 712 shares; Mr. Becker, 712 shares; Mr. Coppola, 65,357 shares; Dr. Davis, 712 shares; Mr. Donis, 355 shares; Mr. Folley, 355 shares; Mr. Garmer, 712 shares; Mr. Kleinfeldt, 28,000 shares; Mr. Stuart, 712 shares; Mr. Underkofler, 355 shares; Mr. Simon, 28,000 shares; Mr. Anders, 16,000 shares; Mr. Peterson, 14,000 shares; and all directors, nominees and executive officers as a group, 246,182 shares. The shares of restricted stock reflected above include shares granted to the executive officers in February 1995.

    (3) Mr. Baciocco shares voting and investment power over 400 shares of his Common Stock with his wife.

    (4) Mr. Donis will retire as a director of the Company effective at the time of the Annual Meeting.

    (5) Mr. Folley shares voting and investment power over 4,000 shares of his Common Stock with his wife.

    (6) Mr. Underkofler will retire as a director of the Company effective at the time of the Annual Meeting.

   Other Beneficial Owners

             The following table sets forth information, as of December 31, 1994, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on a filing made on
   Schedule 13G with the Securities and Exchange Commission by the beneficial owners.

                             Amount and Nature                        Percent
   Name and Address         of Beneficial Ownership                      of
   of Beneficial Owner   Voting Power    Investment Power  Aggregate   Class
                         -------------   ----------------  ---------  -------
                         Sole   Shared    Sole    Shared

   American Express
   Company/American
   Express Financial
   Advisors Inc. (1)     -0-   800,000    -0-   2,854,580  2,854,580    8.3%

   --------------

   (1) Represents a joint filing by American Express Company ("American Express") and its subsidiary American Express Financial Advisors Inc. ("Financial Advisors"). American Express disclaims beneficial ownership of all of the shares reflected in the table. The address for American Express is: American Express Tower, World Financial Center, New York, New York 10285. The address for Financial Advisors is: IDS Tower 10, Minneapolis, Minnesota 55440.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

        The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in fiscal 1994. The persons named in the table are sometimes referred to herein as the "named executive officers."


                                           Summary Compensation Table

                                                                 Long Term Compensation
                                             Annual              ------------------------
                                        Compensation(1)                  Awards
                                     ----------------------      ------------------------
                                                                               Securities
                                                                Restricted     Underlying       All Other
    Name and Principal                 Salary         Bonus        Stock          Stock        Compensation
    Position                 Year        ($)         ($)(2)    Awards ($)(3)   Options(#)         ($)(4)

    Joseph R. Coppola        1994    $399,996      $188,158         $968,750        105,000       $   47,698
     Chairman, Chief         1993     174,996       134,470          605,523         30,000          210,293
     Executive Officer and   1992       --            --               --             --              21,000
     Director (5)

    Richard C. Kleinfeldt    1994     207,996        63,563            --            12,000            1,125
     Vice President-         1993     199,992        76,837          221,500          --               1,689
     Finance, Secretary and  1992     183,503       123,179            --            18,430            2,182
     Director

    James B. Simon           1994     195,000        59,592            --            10,000            1,125
     Group Vice President    1993     189,996        72,996          221,500            --             1,611
     and General Manager -   1992     178,083       119,795            --            17,924            2,182
     Automation Technology

    Heinz G. Anders          1994     185,690        45,161          149,400         18,000            7,077
     Group Vice President    1993       --            --               --             --               --
     and General Manager -   1992       --            --               --             --               --
     European Operations(6)

    Stephen M. Peterson      1994     165,000        47,000            --             8,000            1,125
     Vice President -        1993     159,996        61,470          221,500          --               1,338
     Worldwide Sales         1992     134,333        89,339            --            13,367            2,182

    -----------------
    (1)  Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table.  The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of
         $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

    (2)  Consists of awards under the Company's Management Incentive Compensation Plan, which is a performance-based plan.

    (3)  The amounts in the table reflect the market value on the date of grant (net of any consideration paid by the named executive officer) of restricted shares of Common Stock awarded under the 1989 Restricted Stock Plan and the 1993 Plan.  The number of shares of restricted Common Stock held by the named executive officers and the market value of such shares (net of any consideration paid by the named executive officers) as of December 31,
         1994, were as follows:  Mr. Coppola, 65,357 shares ($962,516); Mr. Kleinfeldt, 10,000 shares
         ($146,500); Mr. Simon, 10,000 shares ($146,500); Mr. Anders, 6,000 shares ($87,900); and Mr.
         Peterson, 13,000 shares ($190,850).  During fiscal 1994, a grant of 50,000 shares of restricted Common Stock was made to Mr. Coppola under the 1993 Plan, 12,000 shares of which vest on January 31, 1997 and 38,000 shares of which vest on such date only upon achievement of certain performance criteria.  Mr. Anders was awarded 6,000 shares of restricted stock during
         1994 which shares vest ratably over the three-year period from the date of grant.  Holders of shares of restricted Common Stock are entitled to receive dividends on such shares.

    (4)  The amounts reflected in the table for fiscal 1994 consist of the following:  (a) for Mr.
         Coppola, a $3,816 moving allowance, a $42,757 contribution credited to his account under his supplemental pension arrangement, see "Pension Plan Benefits," and a Company matching contribution of $1,125 under the Giddings & Lewis Savings Plan (the "Savings Plan"), which is a profit sharing plan under Section 401(k) of the Internal Revenue Code; (b) for Mr. Anders, a
         $7,077 transfer allowance; and (c) for all other named executive officers, Company matching contributions under the Savings Plan.

    (5)  Mr. Coppola was elected Chairman of the Board and Chief Executive Officer of the Company in
         July 1993.

    (6)  Mr. Anders was elected Group Vice President and General Manager-European Operations in
         February 1994.

   Stock Options

             The Company has in effect stock option plans pursuant to which options to purchase Common Stock may be granted to key employees (including officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1994 to each of the named executive officers.

                                  Option Grants in 1994 Fiscal Year
                                                                                             Potential Realizable Value at
                                    Individual Grants                                        Assumed Annual Rates of Stock
   -----------------------------------------------------------------------------------       Price Appreciation for Option
                                                                                             Term (2)
                                                                                          ----------------------------------
                              Number of
                              Securities      Percent of
                              Underlying     Total Options                                At 0%      At 5%       At 10%
                               Options        Granted to     Exercise or                  Annual    Annual       Annual
                               Granted       Employees in     Base Price   Expiration     Growth    Growth       Growth
    Name                        (#)(1)        Fiscal Year    ($/Share)        Date          Rate      Rate        Rate
    Joseph R. Coppola           105,000          46.1%         $24.00      4/26/04       $  0      $1,584,803  $4,016,225
    Richard C. Kleinfeldt        12,000           5.3           24.00      4/26/04          0         181,120     458,997
    James B. Simon               10,000           4.4           24.00      4/26/04          0         150,934     382,498
    Heinz G. Anders              18,000           7.9           25.00      2/22/04          0         283,001     717,183
    Stephen M. Peterson           8,000           3.5           24.00      4/26/04          0         120,747     305,998

    ---------------
    (1)  The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue
         Code) were granted and vest as follows:  (a) for Mr. Coppola, the options were granted on April 26, 1994 and vest ratably over the two-year period from the date of grant; (b) for Mr. Anders, the options were granted on February 22, 1994 and vest ratably over the three-year period from the date of grant; and (c) for all other named executive officers, the options were granted on April 26, 1994 and vest ratably over the three-
         year period from the date of grant.

    (2)  This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column.  The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation.  The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.


             The following table sets forth information regarding the exercise of stock options by the named executive officers during the 1994 fiscal year and the fiscal year-end value of unexercised options held by such persons.

                                             Aggregated Option Exercises in 1994
                                         Fiscal Year and Fiscal Year-End Option Values

                                                                Number of Securities               Value of Unexercised In-the-
                                                                Underlying Unexercised               Money Options at Fiscal
                                                                Options at Fiscal Year-End (#)           Year-End ($)(1)
                                                                --------------------------------   -----------------------------
                              Shares Acquired  Value Realized
    Name                      on Exercise (#)     ($)(1)          Exercisable      Unexercisable     Exercisable   Unexercisable
    Joseph R. Coppola               --           $    --            11,000            125,000         $  2,813        $  --
    Richard C. Kleinfeldt           --                --            26,143             18,144          155,000           --
    James B. Simon                  --                --            25,975             15,974          155,000           --
    Heinz G. Anders                 --                --              --               18,000             --             --
    Stephen M. Peterson            8,000           143,000           8,912             20,455             --            53,000

    ---------------
    (1)  The dollar values are calculated by determining the difference between the fair market value of the underlying
         Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

   Pension Plan Benefits

             The following table shows at different levels of remuneration and years of credited service the estimated annual benefits payable as a straight life annuity to a covered participant (assuming retirement at age
   65) under the Giddings & Lewis Retirement Plan as presently in effect (the "Retirement Plan") and under the Company's unfunded supplemental benefit pension plan, which provides benefits that would otherwise be denied participants by reason of certain limitations imposed by the Internal Revenue Code on qualified plan benefits (the "excess benefit plan").

                               Pension Plan Table
                                                   Years of Service
    Average            --------------------------------------------------------------------------
    Remuneration          5         10         15        20          25         30         35
    $ 75,000  . . .    $  6,188   $ 12,375  $ 18,563  $  24,750   $  30,938  $  37,125  $  43,313
     150,000  . . .      12,375     24,750    37,125     49,500      61,875     74,250     86,625
     200,000  . . .      16,500     33,000    49,500     66,000      82,500     99,000    115,500
     300,000  . . .      24,750     49,500    74,250     99,000     123,750    148,500    173,250
     400,000  . . .      33,000     66,000    99,000    132,000     165,000    198,000    231,000
     450,000  . . .      37,125     74,250   111,375    148,500     185,625    222,750    259,875

             Remuneration covered by the plans is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election. Benefits are based on a participant's average remuneration for the five consecutive of the last ten calendar years for which such average is the highest, or in the case of a participant who has been employed for less than five full calendar years, the period of his employment covered by the plans. Under the Retirement Plan, only salary, as shown in the Summary Compensation Table, up to the limits imposed by the Internal Revenue Code, is taken into account. The 1994 compensation limit applicable to the Retirement Plan is $150,000. The number of years of credited service as of December 31, 1994 that will be recognized for certain of the named executive officers is as follows: Mr. Kleinfeldt, 30 years; Mr. Simon, 30 years; and Mr. Peterson, 26 years. Benefits under the plans include a Social Security offset only for benefits attributable to service before 1989. No benefits are payable under the plans unless a participant has at least five years of service. Mr. Coppola and Mr. Anders do not participate in the Retirement Plan and the excess benefit plan.

             The Company also has in effect an unfunded supplemental pension arrangement for the benefit of Mr. Coppola. This arrangement provides for an annual benefit accrual to be credited to Mr. Coppola's account in an amount equal to 8% of his salary and bonus. Mr. Coppola is fully vested under this arrangement and will be entitled to receive the amounts credited to his account upon retirement plus credited earnings thereon.

   Employment and Severance Agreements with Named Executive Officers

             The Company entered into an employment agreement with Mr. Coppola effective July 1, 1993 pursuant to which the Company will employ Mr. Coppola as its Chairman of the Board and Chief Executive Officer until the earlier of June 30, 1996 or his death, disability or termination (whether for cause or voluntarily by the Company or Mr. Coppola). Mr. Coppola's employment agreement provides for an annual base salary of $350,000 (subject to upward adjustment) and entitles Mr. Coppola to participate in the bonus and other employee benefit plans (other than the Retirement Plan and the excess benefit plan) generally available to the Company's executive officers. In lieu of participation in the Retirement Plan and the excess benefit plan, Mr. Coppola's agreement provides him with the unfunded supplemental retirement plan described under "Pension Plan Benefits" above. In connection with his employment agreement, Mr. Coppola in 1993 was also granted 30,000 shares of restricted Common Stock under the 1989 Restricted Stock Plan and options to purchase 30,000 shares of Common Stock under the 1989 Stock Option Plan. Under the terms of his employment agreement, if Mr. Coppola's employment is voluntarily terminated by the Company without cause, Mr. Coppola will be entitled to receive his then current base salary and continuing health insurance until June 30, 1996. The employment agreement also contains a covenant not to compete which extends for a period of two years after Mr. Coppola's term of employment ends.

             The Company also has employment and severance agreements with certain of its executive officers, including Messrs. Coppola, Kleinfeldt, Simon and Peterson. The agreements provide that each executive officer is entitled to benefits if, within five years after a "change in control of the Company", the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant change in the officer's responsibilities. The benefits provided are: (i) a cash termination payment of up to three times the sum of the executive officer's annual salary and his highest annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. Among other situations, a "change of control of the Company" will be deemed to have occurred for purposes of the agreements if: (i) a person (other than with respect to an employee benefit plan of the Company) becomes the beneficial owner of 20% or more of the voting power of the Company's securities; (ii) at any time one-third or more of the directors of the Company are not Continuing Directors (as defined in the agreements); (iii) a merger is consummated in which the Company is not the surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, unless the holders of Common Stock maintain their same proportionate ownership in the surviving corporation; (iv) the Company sells or otherwise disposes of all or substantially all of its assets; or
   (v) the shareholders of the Company approve a plan of liquidation or dissolution for the Company. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code. With respect to Mr. Coppola, any benefits payable under his employment and severance agreement are in lieu of the severance payments that may be due Mr. Coppola under his employment agreement.

             In addition, a subsidiary of the Company has an agreement with Mr. Anders pursuant to which he will be employed as Managing Director of such subsidiary until May 31, 1998, subject to voluntary termination by Mr. Anders and termination for cause under German law. Under the employment agreement, Mr. Anders is paid an annual base salary of DM 350,000 (approximately $251,000) and is eligible to participate in the Company's Management Incentive Compensation Plan and receive certain other perquisites. The employment agreement provides that the subsidiary will pay one-half of Mr. Anders' obligations with respect to certain social security contributions required by German law and will pay to Mr. Anders or his beneficiary six months' salary in the event of his disability and three months' salary in the event of his death. The employment agreement also contains a covenant not to compete which extends for a period of two years after termination of such agreement.

   Executive Relocation Program

             In connection with the relocation of executive officers at the Company's request, the Company from time to time offers an interest-free advance to allow an executive officer to finance the purchase of a new home while the executive is in the process of selling his existing home. In July 1993, Robert W. Kynast, Group Vice President and General Manager of the Company's Automation Measurement and Control Group, received a $140,000 advance from the Company in connection with his transfer to the Company's Dayton, Ohio facility. Mr. Kynast repaid the amount advanced in January and March 1994.

   Report on Executive Compensation

             The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by the members of the Compensation Committee.

             The Compensation Committee determines the compensation of the Chief Executive Officer, and sets the policy for, reviews, and approves the recommendations of management (subject to such adjustments as may be deemed appropriate by the Compensation Committee and subject to the Committee's sole discretion regarding awards for stock options and restricted shares) with respect to the compensation awarded to other corporate officers (including the other named executive officers). The key elements of the Company's executive compensation program consist of base salary, annual bonus opportunity, and grants of stock options and restricted stock.

             The Compensation Committee's policies with respect to each of these compensation program elements, including the basis for the compensation awarded to the Company's Chief Executive Officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, life insurance, and other welfare benefits and perquisites consistent with prevailing industry practices as well as the programs described below.

             The Company's executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain qualified executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

             The Compensation Committee continually monitors the operation of the executive compensation program and annually conducts a full review of the program. This review includes a comprehensive assessment by independent compensation consultants to determine the effectiveness of the Company's compensation program in providing executives with a competitive compensation opportunity which is tied to the Company's strategic and business goals. The consultants compare the Company's executive compensation levels to the market using general compensation survey data, and then verify these results by comparing executive compensation, Company financial performance, stock price appreciation and total return to shareholders to a group of public companies that have characteristics similar to the Company with respect to size and performance. The peer group is reviewed by the Compensation Committee to ensure that the selected companies are comparable with the Company. The Compensation Committee's goal is to set executive compensation levels at the median level indicated by both the peer group of companies used for comparison purposes and the published survey data.

             The peer group companies include those constituting the Standard & Poor's Diversified Machinery Index to which the Company compares its cumulative return (see "Performance Information") as well as other companies. The Compensation Committee believes that expansion of the comparator group beyond that index is appropriate since each of the companies in the Standard & Poor's Diversified Machinery Index has greater total annual revenues than the Company.

             Base Salaries. The Company has established competitive base salary ranges for all executive officers, including the named executive officers. These salary ranges are set in accordance with the recommendations developed by the Company's independent compensation consultants with data from recognized compensation surveys covering hundreds of manufacturing companies. The Company's policy is to target its base salary ranges to the median of the competitive market which is defined as companies of similar characteristics and size.

             Annual salary adjustments for each executive officer are based on competitive salary increase levels determined by published data, the relationship of an executive officer's salary to the midpoint of the applicable salary range, and the executive's individual performance over the past year, taking into account any new responsibilities assumed by the executive. In the case of executive officers with operating responsibility for a particular business unit, individual performance may be determined by either such business unit's financial results, nonfinancial performance measures or both. Nonfinancial measures may include an increase in market share, manufacturing efficiency gains, improvements of product quality and improvements in relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

             The base salary established for Mr. Coppola reflects the competitive market median salary range established for this position by the Compensation Committee based on discussions with outside consultants, his contribution to the Company's performance, his prior experience and managerial expertise, his knowledge of the Company's operations and industry, and his knowledge of the Company's customer base. For 1994, Mr. Coppola's base salary was set at $400,000.

             Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Management Incentive Compensation Plan. Corporate performance objectives under this Plan are established at the beginning of each year. Eligible executives are assigned minimum, target, maximum and reach bonus levels. The target bonus levels represent competitive target bonuses based on recognized compensation survey data as determined by the Compensation Committee in consultation with the Company's independent compensation consultants. This is the same survey data used to determine base salary ranges. The fiscal 1994 annual incentive targets for executive officers were set at the competitive median.

             For all executives, the bonus is based 80% on financial performance and 20% on individual performance. For those executives with business unit accountability, the financial measures are related to the unit's success in meeting bookings and earnings goals for the period. The financial goal for those executives, including Mr. Coppola, without specific business unit accountability is return on average shareholders equity ("ROE"). In all cases, if minimum performance expectations (both individual and corporate) are not met, no bonuses will be paid. In 1994, the Company exceeded its minimum ROE objective but fell short of its target. Based on these results, Mr. Coppola was awarded a bonus of $188,158 against a target bonus of $240,000.

             Stock Options. Under the Company's stock option plans, which were approved by shareholders, stock options are granted to key employees of the Company, including key executive officers. Based on the recommendations of independent compensation consultants retained by the Company, the Compensation Committee has based guidelines for the size of stock option awards on competitive stock option grant levels indicated by published survey data covering large manufacturing companies. These guidelines are stated as total grant value as a multiple of base salary. In determining whether to grant stock options in accordance with the guidelines governing such grants, the Compensation Committee also considers past and current corporate performance as well as the size of prior grants made to the Company's executive officers.

             For 1994, Mr. Coppola received an option to purchase 105,000 shares of Common Stock at an exercise price of $24 per share. The exercise price reflects the market value of the Common Stock on the date of the award. The option will vest ratably over two years. In addition, other executive officers were awarded stock options in 1994 which vest ratably over three years.

             Restricted Stock. From time to time, the Compensation Committee grants executives shares of restricted stock to recognize corporate success (including corporate performance) and individual contributions. The Compensation Committee, considering recommendations made by the Chief Executive Officer, decides appropriate award amounts based on the circumstances of the situation, e.g., in the case of a new hire, the level of the position to be filled and the qualifications of the executive sought to satisfy that role. In determining whether to grant shares of restricted stock and the number of shares subject to the grants made, the Compensation Committee considers the size of prior restricted stock grants made to the Company's executive officers. In 1994, Mr. Coppola received 12,000 restricted shares which will vest on January 31, 1997 and 38,000 restricted shares which will vest on such date if the Company meets specified earnings per share targets for the 1994-1996 period.

             Stock Retention Policy. The Compensation Committee has adopted guidelines to assist key employees, including executive officers, in determining appropriate levels of Common Stock ownership. The guidelines set forth a minimum value of Common Stock which the Compensation Committee suggests each key employee hold. The minimum value established for any particular individual relates to varying multiples of his or her salary depending upon the individual's position with the Company. The multiple is the highest for the Chief Executive Officer. The Compensation Committee expects the guidelines will be met no later than December 31, 1996 by all current covered executive officers and within three years after hire or promotion for all new executive officers covered by the guidelines. The Compensation Committee intends to reference these guidelines when making future stock-based awards to executive officers in order to ensure that the executive officers have the opportunity to meet the established stock ownership guidelines.

             Section 162(m) Limitations. Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, including the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee is committed to a compensation approach which links executive compensation with performance as described in this report, and therefore intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

             Conclusion. Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance and stock price appreciation. In determining each of the components of total compensation for executive officers, the Compensation Committee targets 35% to 50% of total compensation to be in the form of performance-based variable compensation. In 1994, as in previous years, the performance-based components of the Company's executive compensation fell within this range based on a projected value of long-term compensation over five years. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may, during a particular period, result in a compensation mix for an executive which is different than the desired range.

                             GIDDINGS & LEWIS, INC.
                             COMPENSATION COMMITTEE

             Ben R. Stuart, Chairman            John A. Becker
             Albert J. Baciocco, Jr.            Benjamin F. Garmer, III

   Compensation Committee Interlocks and Insider Participation

             The current members of the Compensation Committee are identified above. Mr. Garmer, a member of the Compensation Committee, is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin. Foley & Lardner has acted as outside counsel for the Company since its initial public offering in 1989.

                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis the yearly changes during the last five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index (the "S&P 500 Index") and (c) the total return on the Standard & Poor's Diversified Machinery Index (the "S&P Diversified Machinery Index"). Such yearly changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by
   (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1989 in Common Stock, the S&P 500 Index and the S&P Diversified Machinery Index.

                               [Performance Graph]

                              December 31,   December 31,   December 31,  December 31,  December 31,   December 31,
                                  1989           1990           1991          1992          1993           1994
    GIDDINGS & LEWIS, INC.         $100           $108          $185          $313          $318          $183
    S&P 500                         100             93           118           123           136           137
    S&P DIVERSIFIED                 100             86            94           101           150           143
     MACHINERY


                                  MISCELLANEOUS

   Independent Auditors

             Ernst & Young LLP acted as the independent auditors for the Company in 1994 and it is anticipated that such firm will be similarly appointed to act in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

   Shareholder Proposals

             Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1996 annual meeting must be received by the Company by the close of business on November 22, 1995. In addition, a shareholder who otherwise intends to present business at the 1996 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time periods specified in the By-laws.

   Other Matters

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements, except that the Form 3 filing required upon the election of Mr. Anders as an officer of the Company was made eight days late.

             The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from brokers, banks and other nominees for an estimated fee of $5,500 plus out-of-pocket expenses. The Company may also reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

                                 By Order of the Board of Directors
                                 GIDDINGS & LEWIS, INC.


                                 Richard C. Kleinfeldt
                                 Secretary

   March 21, 1995

                             GIDDINGS & LEWIS, INC.
                                 142 Doty Street
                          Fond du Lac, Wisconsin  54935

                                      PROXY

       This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Joseph R. Coppola and Richard C. Kleinfeldt, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Giddings & Lewis, Inc. held of record by the undersigned on March 10, 1995, at the annual meeting of shareholders to be held on April 26, 1995, or any adjournment or postponement thereof.

    1. ELECTION OF DIRECTORS
       [  ]  FOR all nominees listed      [  ]  WITHHOLD AUTHORITY
             below (except as marked to         to vote for all
             the contrary below)                nominees listed
                                                below

       Terms expiring at the 1998 Annual Meeting:  J. Becker and J.
       Guffey, Jr.

    INSTRUCTION:   To withhold authority to vote for any individual
                   nominee, write that nominee's name in the space provided below.


    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                           (continued on reverse side)

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               DATED:                                                 , 1995.


               Signature


               Signature (if held jointly)


   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                             GIDDINGS & LEWIS, INC.
                                 142 Doty Street
                          Fond du Lac, Wisconsin  54935


                                      PROXY

    This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Joseph R. Coppola and Richard C. Kleinfeldt, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Giddings & Lewis, Inc. held of record by the undersigned on March 10, 1995, at the annual meeting of shareholders to be held on April 26, 1995, or any adjournment or postponement thereof.

    1. ELECTION OF DIRECTORS
       [  ]  FOR all nominees listed below   [  ]  WITHHOLD AUTHORITY
             (except as marked to the              to vote for all nominees
             contrary below)                       listed below

       Terms expiring at the 1998 Annual Meeting:  J. Becker and J. Guffey,
       Jr.

    INSTRUCTION:   To withhold authority to vote for any individual nominee,
                   write that nominee's name in the space provided below.


    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                           (continued on reverse side)


                           DIVIDEND REINVESTMENT PLAN

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               DATED:                                                 , 1995.


               Signature


               Signature (if held jointly)

   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                             GIDDINGS & LEWIS, INC.
                                 142 Doty Street
                          Fond du Lac, Wisconsin  54935

                                      PROXY

    This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Joseph R. Coppola and Richard C. Kleinfeldt, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Giddings & Lewis, Inc. held of record by the undersigned on March 10, 1995, at the annual meeting of shareholders to be held on April 26, 1995, or any adjournment or postponement thereof.

    1. ELECTION OF DIRECTORS
       [  ]  FOR all nominees listed    [  ]  WITHHOLD AUTHORITY
             below (except as marked          to vote for all
             to the contrary below)           nominees listed below

       Terms expiring at the 1998 Annual Meeting:  J. Becker and J.
       Guffey, Jr.

    INSTRUCTION:   To withhold authority to vote for any individual
                   nominee, write that nominee's name in the space provided below.


    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                           (continued on reverse side)

                                  SAVINGS PLAN

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               DATED:                                                 , 1995.


               Signature


               Signature (if held jointly)

   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE